Exhibit 99.2
November 4, 2010
China Xiniya Fashion Limited
Xiniya Industry Mansion
Xintang Development Area, Jinjiang
Fujian Province, 362200
People’s Republic of China
Dear Sir or Madam,
We are qualified lawyers of the People’s Republic of China (the “PRC”) and as such are qualified to issue this opinion on the PRC Laws (as defined below). For the purpose of this opinion, the PRC shall not include the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan.
We have acted as the PRC legal counsel to China Xiniya Fashion Limited (the “Company”), a company incorporated under the laws of the Cayman Islands, in connection with the initial public offering of American Depositary Shares representing the ordinary shares of the Company (the “Offering”) pursuant to the registration statement on Form F-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).
In rendering this opinion, we have examined the originals and copies certified or otherwise identified to our satisfaction, of documents provided to us by the Company and such other documents, corporate records, certificates issued by governmental authorities in the PRC and officers of the Company and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion. In examining these documents, we have made the following assumptions: (a) that all documents provided to us as originals are authentic and all documents submitted to us as copies conform to their originals; (b) that all documents have been validly authorized, executed and delivered by all of the parties thereto; and (c) that the signatures, seals and chops on the documents submitted to us are genuine.
As used herein, (a) “Government Authorizations” means licenses, consents, authorizations, sanctions, permissions, declarations, approvals, orders, registrations, clearance, annual inspections, waivers, qualifications, certificates and permits from, and the reports to and filings with, PRC Government Agencies; (b) “PRC Laws” means all laws, regulations, statutes, orders, decrees, guidelines, notices, judicial interpretations, legislations of the PRC which are officially published and publicly available; and (c) “Prospectus” means the prospectus, including all amendments or supplements thereto, that forms part of the Registration Statement.

Exhibit 99.2
On August 8, 2006, six PRC regulatory agencies, namely, the PRC Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”), and the State Administration of Foreign Exchange, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”), which became effective on September 8, 2006. The M&A Rules purport, among other things, to require offshore special purpose vehicles, or SPVs, formed for overseas listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange. On September 21, 2006, pursuant to the M&A Rules and other PRC laws and regulations, the CSRC, on its official website, promulgated relevant guidance with respect to the issues of listing and trading of domestic enterprises’ securities on overseas stock exchanges, including a list of application materials with respect to the listing on overseas stock exchanges by SPVs (the “CSRC Guidance”).
Based on our understanding of current PRC Laws, including the M&A Rules and the CSRC Guidance, we are of the opinion that neither CSRC approval nor any other Governmental Authorization is required in the context of the Offering as Fujian Xiniya Garments and Weaving Co., Ltd., a wholly foreign owned enterprise indirectly held by the Company through Xiniya Holdings Limited, was incorporated in the PRC prior to the implementation of the M&A Rules and the CSRC Guidance.
The opinion set out in this letter is given on the basis of PRC laws effective as at the date hereof. There is no assurance that such laws and regulations will not be repealed, amended, re-interpreted or replaced in the immediate future or in the long term with or without retrospective effect.
We hereby consent to the use of our name under the captions “Risk Factors,” “Enforceability of Civil Liabilities,” “Regulations,” “Taxation” and “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the regulations promulgated thereunder.

Yours sincerely,
/s/ Beijing Mingtai Law Firm
Beijing Mingtai Law Firm